Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Cheryl K. Ramagano	April 24, 2007
Vice President & Treasurer

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

Universal Health Realty Income Trust (NYSE:UHT) announced today that net income was $5.8 million, or $.49 per diluted share, for the quarter ended March 31, 2007, as compared to $4.9 million, or $.42 per diluted share, for the same period in the prior year. Favorably impacting net income and net income per diluted share during the first quarter ended March 31, 2007 is a gain on the sale of real property by an unconsolidated limited liability company (“LLC”) of $252,000, or $.02 per diluted share, and recognition of a gain of $789,000, or $.07 per diluted share, related to the previously announced Chalmette Medical Center (“Chalmette”) asset exchange and substitution transaction dated July 21, 2006. Included in our financial results during the first quarter of 2007, as compared to the comparable prior year quarter, was increased depreciation expense of approximately $140,000, or $.01 per diluted share, recorded on the replacement assets received from Universal Health Services, Inc. (“UHS”) in connection with the Chalmette asset exchange and substitution transaction.

Funds from operations (“FFO”) per diluted share for both quarters ended March 31, 2007 and 2006 were $.62. The first quarter dividend of $.57 per share was paid on March 30, 2007.

At March 31, 2007, our shareholders’ equity was $163.5 million and our liabilities for borrowed funds were $26.7 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $12.7 million.

During the first quarter of 2007, we entered into an agreement to sell one of our consolidated medical office buildings, which is subject to certain conditions that are usual and customary for sales of such assets. The closing of this transaction is expected to occur during the second quarter of 2007. The financial results of this property are reflected as discontinued operations on our consolidated statements of income for the three months ended March 31, 2007 and 2006 and as assets and liabilities held for sale on our consolidated balance sheet as of March 31, 2007.

During the fourth quarter of 2006, as a result of the expiration of master lease agreements between subsidiaries of UHS and two LLCs in which we own non-controlling ownership interests of 95% and 99%, we began recording the financial results of these LLCs on an unconsolidated basis. For comparative purposes, during the first three months of 2006, on a combined basis, these entities generated approximately $1,177,000 of revenue, $219,000 of depreciation and amortization expense, $465,000 of other operating expenses and $227,000 of interest expense. There was no impact on our net income as a result of recording these LLCs on an unconsolidated basis.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-four real estate investments in fourteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three Months Ended March 31, 2007 and 2006

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Base rental—UHS facilities	$3,062	$3,092
Base rental—Non-related parties	2,335	2,931
Bonus rental—UHS facilities	1,037	1,151
Tenant reimbursements and other—Non-related parties	585	884
Tenant reimbursements and other—UHS facilities	24	103

	7,043	8,161

Expenses:
Depreciation and amortization	1,260	1,334
Advisory fees to UHS	351	347
Other operating expenses	1,141	1,619

	2,752	3,300

Income before equity in income of unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS (Chamlette) and interest expense	4,291	4,861
Equity in income of unconsolidated LLCs (including recognition of gain on sale of real property of $252 during the three months ended March 31, 2007)	947	725
Replacement property recovered from UHS—Chalmette	789	—
Interest expense	(362)	(726)

Income from continuing operations	$5,665	$4,860
Income from discontinued operations, net	146	88

Net income	$5,811	$4,948

Basic earnings per share:
From continuing operations	$0.48	$0.41
From discontinued operations	$0.01	$0.01

Total basic earnings per share	$0.49	$0.42

Diluted earnings per share:
From continuing operations	$0.48	$0.41
From discontinued operations	$0.01	$0.01

Total diluted earnings per share	$0.49	$0.42

Weighted average number of shares outstanding—Basic	11,792	11,778
Weighted average number of share equivalents	113	78

Weighted average number of shares and equivalents outstanding—Diluted	11,905	11,856

Calculation of Funds From Operations (“FFO”):

	Three Months Ended March 31,
	2007	2006
Net income	$5,811	$4,948
Plus: Depreciation and amortization expense:
Consolidated investments	1,244	1,312
Unconsolidated affiliates	1,350	1,026
Discontinued operations	31	31
Less: Gain on LLC’s sale of real property	(252)	—
Gain on asset exchange and substitution agreement with UHS—Chalmette	(789)	—

Funds from operations (FFO)	$7,395	$7,317

Funds from operations (FFO) per share—Basic	$0.63	$0.62

Funds from operations (FFO) per share—Diluted	$0.62	$0.62

Dividend paid per share	$0.570	$0.560

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	March 31, 2007	December 31, 2006
Assets:
Real Estate Investments:
Buildings and improvements	$166,823	$171,761
Accumulated depreciation	(56,741)	(56,935)

	110,082	114,826
Land	18,243	19,317
Construction in progress	10,009	9,220

Net Real Estate Investments	138,334	143,363

Investments in and advances to limited liability companies (“LLCs”)	46,614	47,223

Other Assets:
Cash and cash equivalents	828	798
Bonus rent receivable from UHS	1,037	1,025
Rent receivable—other	629	814
Deferred charges and other assets, net	1,280	916
Assets of property held for sale	5,020	—

Total Assets	$193,742	$194,139

Liabilities and Shareholders’ Equity:
Liabilities:
Line of credit borrowings	$14,000	$13,600
Mortgage note payable, non-recourse to us	3,817	3,849
Mortgage notes payable of consolidated LLCs, non-recourse to us	8,840	8,888
Accrued interest	78	84
Accrued expenses and other liabilities	2,854	2,857
Tenant reserves, escrows, deposits and prepaid rents	592	595
Liabilities of property held for sale	2	—

Total Liabilities	30,183	29,873

Minority interests	76	69

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2007—11,795,383; 2006 -11,791,950	118	118
Capital in excess of par value	187,721	187,524
Cumulative net income	310,685	304,874
Accumulated other comprehensive loss	—	—
Cumulative dividends	(335,041)	(328,319)

Total Shareholders’ Equity	163,483	164,197

Total Liabilities and Shareholders’ Equity	$193,742	$194,139